                                   Exhibit 21


                           Subsidiaries of the Company


  Name:                                State or Jurisdiction of Incorporation:
  -----                                ---------------------------------------
  LipoGenics, Inc.                     Delaware
  Bionutrics Health Products, Inc.     Delaware
  InCon Technologies, Inc.             Delaware
  InCon International, Ltd.            British Virgin Islands
  Nutrition Technology Corporation     Nevada
  Cosmedics, Inc.                      Delaware